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                                                                       Exhibit 5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 13, 2001, April 18, 2001 and April 23, 2001 relating to the financial statements and financial highlights which appear in the February 28, 2001 Annual Reports to Shareholders of 36 (thirty-six) funds then comprising GMO Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses of GMO Trust, GMO Alpha LIBOR Fund and Pelican Fund, under the headings "Investment Advisory and Other Services - Independent Accountants" in the Statements of Additional Information of GMO Trust and GMO Alpha LIBOR Fund, and under the headings "Financial Statements" and "Management Arrangements - Independent Accountants" in the Statement of Additional Information for Pelican Fund, all of which constitute part of such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2001